Exhibit 10.1
FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Amendment, dated as of February 3, 2006, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the “Borrower”), (2) FRONTIER OIL CORPORATION, a Wyoming corporation (“FOC”), (3) each of the financial institutions party to the Credit Agreement referred to below (the “Lenders”) and (4) UNION BANK OF CALIFORNIA, N.A., a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals

A. The Borrower, FOC, the Lenders, the Administrative Agent and BNP Paribas, a French banking corporation, as syndication agent, are party to a Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2004 (the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.3 of the Credit Agreement are incorporated herein by reference.

B. The Borrower, FOC and the Lenders wish to amend the Credit Agreement to, among other things, (1) revise the definition of “Cash Equivalents” and (2) permit the Borrower and FOC to enter into certain transactions for the purpose of financing the purchase of crude oil by the Borrower. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, FOC, the Lenders and the Administrative Agent hereby agree as set forth below.

SECTION 1.  Amendments to Credit Agreement
. Effective as of the date hereof but subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Borrower, FOC and the Lenders hereby agree as set forth below.

(a)  The definition of “Cash Equivalents” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Cash Equivalents’ means: (a) United States dollars or up to $2,000,000 of Canadian dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above that are entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within 180 days after the date of acquisition; (f) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and existing under the laws of the United States of America or any foreign country recognized by the United States of America, with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s or A-1 (or higher) according to S&P; (g) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (c) above, provided that all such deposits do not exceed $2,000,000 in the aggregate at any one time; and (h) money market mutual funds substantially all of the assets of which are of the types described in the preceding clauses (a) through (f).”

(b)  Section 1.1 of the Credit Agreement is amended by adding the following new defined term in appropriate alphabetical order:

“‘Utexam Transactions’ means the crude oil purchases and related transactions contemplated by the Master Crude Oil Purchase and Sale Contract dated February 3, 2006 by and among Utexam Ltd., a corporation organized under the laws of the Republic of Ireland, as seller, the Borrower, as purchaser, and FOC, as guarantor.”

(c)  Section 7.4 of the Credit Agreement is amended by deleting the word “and” at the end of clause (i), deleting the period at the end of clause (j) and substituting “; and” and adding the following new clause (k) after clause (j):

“(k) the obligations of the Borrower, as purchaser, and FOC, as guarantor, in respect of the Utexam Transactions, provided that such obligations do not exceed, at any time outstanding, the sum of $150,000,000 plus the amount of any related transportation costs and expenses.”

(d)  Schedule 5 to the Credit Agreement is amended by deleting the reference to FGI, LLC, its owner and the related ownership percentage.

SECTION 2.  Conditions Precedent
. This Amendment shall become effective as of the date first set forth above when and if the Administrative Agent receives all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(a)  this Amendment, duly executed by the Borrower, FOC and the Majority Lenders; and

(b)  a consent to this Amendment, duly executed by the Guarantors.

SECTION 3.  Representations and Warranties
. Each of the Borrower and FOC represents and warrants to the Lenders and the Administrative Agent as set forth below.

(a)  The execution, delivery and performance by each of the Borrower and FOC of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within such Credit Party’s legal powers, have been duly authorized by all necessary legal action and do not (i) contravene such Credit Party’s charter or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting such Credit Party, any of its Subsidiaries or any of their respective properties, the conflict, breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Credit Party or any of its Subsidiaries, except for Liens created under the Credit Documents. Neither such Credit Party nor any of its Subsidiaries is in violation of any Governmental Rule or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other contract or instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

(b)  No Governmental Action, and no authorization, approval or other action by, or notice to, any third party, is required for the due execution, delivery or performance by the Borrower or FOC of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby or thereby, except for (i) authorizations, approvals and other actions by, and notices to, third parties, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, and (ii) Governmental Action that has been duly obtained, taken, given or made and is in full force and effect.

(c)  This Amendment and the Credit Agreement, as amended hereby, have been duly executed and delivered by the Borrower and FOC. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligations of the Borrower and FOC, enforceable against each such Credit Party in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d)  Each of the Security Agreement and the Stock Pledge Agreement constitutes a valid and perfected first-priority Lien on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower or FRMI, as applicable, under the Credit Documents, as amended hereby, to which the Borrower or FRMI, as applicable, is a party, and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement or the Stock Pledge Agreement.

(e)  There has been no amendment to the charter documents or bylaws of the Borrower on or after November 5, 2004 or of FOC on or after November 8, 2004. The representations and warranties contained in each Credit Document, as amended hereby, to which the Borrower and/or FOC is a party are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

SECTION 4.  Reference to and Effect on Credit Documents
.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

SECTION 5.  Costs and Expenses
. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 6.  Execution in Counterparts
. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a originally executed counterpart of this Amendment.

SECTION 7.  Governing Law
. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FRONTIER OIL AND REFINING COMPANY

By:  /s/ Leo J. Hoonakker
Leo J. Hoonakker
Vice President and Treasurer

FRONTIER OIL CORPORATION

By:  /s/ Doug Aron
Name:   Doug Aron
Title:   VP—Corporate Finance

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent and a Lender

By:  /s/ Sean Murphy
Name:   Sean Murphy
Title:  Vice President

BNP PARIBAS

By:  /s/ Douglas R. Liftman
Name:   Douglas R. Liftman
Title:  Managing Director

By:  /s/ Polly Schott
Name:   Polly Schott
Title:  Vice President

TORONTO DOMINION (TEXAS), INC.

By:  /s/ Jackie Barrett
Name:   Jackie Barrett
Title:  Authorized Signatory

WELLS FARGO BANK, N.A.

By:  /s/ Art Krasny
Name:   Art Krasny
Title:  Relationship Manager

BANK OF SCOTLAND

By:  /s/ Karen Weich
Name:   Karen Weich
Title:  Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Mark E. Thompson
Name:   Mark E. Thompson
Title:  Vice President

THE FROST NATIONAL BANK

By:  /s/ Thomas H. Dungan
Name:   Thomas H. Dungan
Title:  Sr. Vice President

HIBERNIA NATIONAL BANK

By:  /s/ Corwin Dupree
Name:   Corwin Dupree
Title:  Vice-President